EXHIBIT 99.1

BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.BallyFitness.com
Jon Harris - Tel. (773) 864-6850

MWW GROUP
Carreen Winters
Tel. (201) 507-9500
cwinters@mww.com

FOR IMMEDIATE RELEASE

Bally Total Fitness Announces the Conclusion of Previously
Disclosed Audit Committee Investigation

Company Moves Quickly to Address Report Findings

  As previously disclosed, investigation finds multiple accounting errors.
  Report finds two former and two current finance executives engaged in improper conduct.
  Company terminates its Controller and its Treasurer for improper conduct.
  Bally ceases severance payments to Lee Hillman, former CEO and current President of Liberation Investment Advisory Group, LLC, and former CFO John Dwyer. Investigation finds both responsible for multiple accounting errors and for creating a culture of aggressive accounting.
  Company discloses material weaknesses in internal controls over financial reporting.

CHICAGO, IL – February 8, 2005 – Bally Total Fitness (NYSE: BFT) announced that the Audit Committee of its Board of Directors has completed its previously announced investigation into various accounting issues. The extensive, five-month investigation was led by former Securities and Exchange Commission attorney Herbert F. Janick III of Bingham McCutchen LLP, with forensic audit work conducted by PricewaterhouseCoopers LLP. In addition to the accounting matters previously disclosed from the November 2004 interim report, this report includes the final conclusions on two other accounting issues, as well as an assessment of responsibility. The Company has reported the investigation results to the SEC and continues to fully cooperate in the ongoing SEC investigation.

Accounting Findings

Bally Total Fitness previously announced in November 2004 its decision to restate financial statements from January 1, 2000 through the first quarter of 2004, primarily as a result of errors in its revenue recognition methods as identified in the interim report of the Audit Committee investigation. At that time, Bally also announced that the Company’s financial statements and other communications related to the same periods should not be relied upon.

The recently completed investigation also found errors in the Company’s rationale for and implementation of its deferral of membership acquisition costs under Bally’s prior accounting method. The investigation also concluded that the Company took aggressively optimistic positions on several matters related to the analysis of the adequacy of the allowance for doubtful accounts, which were without a reasonable empirical basis. Given the manner in which the Company intends to restate its consolidated financial statements, correction of these errors will not affect the planned presentation of the restated financial statements.

Currently, the Company is focused on completing the restatement of its financial statements for the years ended December 31, 2002 and 2003, completing its 2004 financial statements, and fully supporting its current auditor, KPMG LLP, in the audit of those statements. The Company anticipates filing these financial statements by July 31, 2005. These financial statements may require additional adjustments to the Company’s previously issued financial statements.

Responsibility for Accounting Errors

The Audit Committee’s review found multiple accounting errors in the Company’s financial statements and concluded that the Company’s former Chairman and Chief Executive Officer Lee Hillman (held position from 1996 to 2002) and former Chief Financial Officer John Dwyer (held position from 1996 to 2004) were responsible for multiple accounting errors and creating a culture within the accounting and finance groups that encouraged aggressive accounting.

The investigation found, among other things, that certain accounting policies and positions were suggested and implemented without a reasonable empirical basis and concluded that Mr. Dwyer made a false and misleading statement to the SEC. As a result of the findings, the Company has decided to make no further payments to Messrs. Hillman and Dwyer under their severance arrangements and will evaluate its legal options with respect to these former executives.

Both Messrs. Hillman and Dwyer are certified public accountants, previously employed by the Company’s longtime and now former auditors, Ernst & Young LLP, and were partners on the engagement teams that audited Bally’s former parent company for several years prior to joining the Company. Mr. Hillman presently serves as President of Liberation Investment Advisory Group, LLC, as well as a member of the Board of Directors for RCN Corporation, Lawson Products Inc., Wyndham Hotels and Resorts, and HealthSouth Corporation where he serves as chairman of the Company’s audit committee.

The investigation also found improper conduct on the part of the Company’s Vice President and Controller Ted Noncek (from 2001 to 2005) and Vice President and Treasurer Geoff Scheitlin (former Controller from 1997 to 2001). As a result, both have been terminated. Mr. Noncek has been offered the opportunity to consult with the Company on a short-term basis in order to facilitate timely completion of the ongoing audits.

Former Auditors

Although the scope of the investigation did not specifically examine former auditors Ernst & Young, Bally believes that the firm made several errors in the course of their work. The Company is currently evaluating its legal options with respect to Ernst & Young.

Internal Control Over Financial Reporting

Separately, as a result of the investigation and Bally’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002, the Company has identified deficiencies in its internal controls over financial reporting. A number of these deficiencies, either individually or in the aggregate, constitute material weaknesses in its internal controls over financial reporting.

These material weaknesses include deficiencies in the Company’s finance and accounting internal control environment, specifically a lack of acceptable and clearly communicated policies reflecting management’s attitudes towards financial reporting and the financial reporting function, the lack of a permanent Chief Financial Officer, ineffective delegation of authority and responsibility, insufficient instruction to employees responsible for significant estimates emphasizing the need to report using accurate and reasonable assumptions and judgments, and insufficiently experienced and trained staff. In addition, these material weaknesses include deficiencies in the controls surrounding the selection and application of accounting principles, specifically ineffective policies requiring contemporaneous documentation of factual support for key judgments applied within its financial reporting process and the retention of that documentation in accordance with a formal document retention policy.

Management, with the oversight of the Audit Committee, has been addressing all of these issues and is committed to effectively remediating known material weaknesses as expeditiously as possible. Due to the nature of and the time necessary to effectively remediate each of the material weaknesses identified to date, the Company expects to conclude that some of these material weaknesses will not have been effectively remediated by December 31, 2004. As a result, the Company believes that KPMG will not be able to issue an unqualified opinion on the effectiveness of the Company’s internal controls in the Company’s 2004 Annual Report on Form 10-K.

The Bally Board of Directors commended the members of the Audit Committee and their legal and forensic accounting experts, thanking them for tirelessly dedicating their time and efforts to a fair and honest review of these matters.

Bally Chairman and CEO Paul Toback commented, “The completion of the Audit Committee investigation is another important step toward putting our past accounting and financial issues behind us. We are sending a clear message that the culture that allowed this type of aggressive accounting will not be tolerated. While we recognize that we still have much work ahead in order to restore investor confidence, our team is committed to earning that trust through the timely and accurate reporting of our financial results, improvements in financial and operational performance and a commitment to strong corporate governance.”

About Bally Total Fitness

Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. With an estimated 150 million annual visits to its clubs, Bally is dedicated to improving the lives of active, fitness-conscious consumers and being the leader in providing health and fitness services and products.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC investigation and any further or future internal investigation, conducted by the Company; actions taken in response to the Audit Committee report; the review and restatement of its previously announced or filed financial results; the audit of the restated financial statements; the identification of one or more additional issues that require restatement of one or more prior period financial statements; the impact of the existence of material weaknesses in internal controls over financial reporting; the general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or the impact of existing or future litigation or governmental proceedings; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in prior filings of the Company with the Securities and Exchange Commission.